Exhibit 99.5

Dear Doctor,

I am writing you today with important news about American Dental Partners. This morning, we announced that ADPI has entered into an agreement to be acquired by funds affiliated with JLL Partners, Inc., a leading private equity firm.

I’m excited about the benefits I believe this will bring to our company and to your dental group practice. Moving to private ownership removes the costly, burdensome and time intensive requirements associated with being a publicly traded company, allowing us greater flexibility and enabling us to focus even more sharply on our business, our growth strategy and our people. This agreement was reached after careful evaluation and consideration by a special committee made up of independent members of our Board of Directors. This committee determined that this is the right time, and JLL Partners the right partner, for ADPI to take this step and it is in the best interest of our stockholders.

We believe that JLL Partners is committed to the quality care that you provide to patients each and every day, our strategic goals, our investment projects and our culture. We intend to continue investing in our ongoing initiatives, including our rollout of EDR and digital radiology technology.

We expect that today’s news will bring no disruption to our service agreements with our affiliated dental group practices, our day-to-day operations or the way we interact with you. We expect that I will continue to lead the company along with the rest of our management team. We remain fully dedicated to ADPI’s goals and long-term growth. Together, we will continue to strive to be the nation’s leading business partner to dental group practices, helping you provide excellent oral health care to your patients.

Enclosed is an FAQ intended to answer questions you may have about what this transaction means for you. Please reach out to your PC president if you have any further questions, but due to legal restraints associated with these types of transactions, we are limited in the information we can provide and discuss.

Best,

[CEO signature]

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ

CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the Securities and Exchange Commission (when available) at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.amdpi.com. The proxy statement and other relevant materials (when available) may also be obtained for free from the Company by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-0880. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation is, and will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously or in the future filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from the Company at http://www.amdpi.com, or by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-0880.